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                                                                    EXHIBIT 5(B)

                               November 22, 1994

AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502-3239

        Re:  AMERCO (the "Company") Registration Statement on Form S-3

Dear Gentlemen:

     In connection with the Company's Registration Statement on Form S-3 registering 2,994,655 shares of the Company's Common Stock held under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan ("Plan"), you have asked us to render an opinion that the written documents constituting the Plan are consistent with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     In connection with rendering this opinion we have reviewed the following documents (collectively referred to herein as the "Documents"):

          1. AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated December 21, 1993;

          2. First Amendment to the AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated June 6, 1994;

          3. Trust Agreement for the AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated July 24, 1988;

          4. First Amendment to the Trust Agreement for the AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated December 21, 1993;

          5. ESOP Trust Agreement for the AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated July 24, 1988; and

          6. First Amendment to the ESOP Trust Agreement for the AMERCO Savings, Profit Sharing and Employee Stock Ownership Plan, dated December 21, 1993.

     In rendering this opinion, we have assumed the following:

          1. The genuineness of all signatures and the authenticity of those Documents provided to us as originals, and the conformity to originals of those Documents provided to us as copies;

          2. The legal capacity of the persons who executed the Documents; and

          3. The Documents comprise all of the "written documents constituting the plan" as that phrase is used in 17 CFR sec. 229.601(b)(5)(ii)(A).

     Based on the foregoing, and subject to the qualifications, limitations, and exception set forth herein, we are of the opinion that the Documents are consistent with the applicable requirements of ERISA.

     One exception to the above opinion is that the Plan's amendment procedure may not satisfy ERISA Section 402(b)(3) as interpreted by the Third Circuit in Schoonejongen v. Curtiss-Wright Corporation, 18 F.3d. 1034 (3rd Cir. 1994). ERISA Section 402(b)(3) requires that an ERISA plan set forth a procedure for amending the plan and identify the persons who have the authority to amend the plan. The Plan's amendment procedure is substantially the same procedure that the Third Circuit determined to be inadequate in Curtiss-Wright. We disagree with the reasoning in the Curtiss-Wright decision and no comparable decision has been rendered in the Ninth Circuit. The Curtiss-Wright decision is on appeal to the Supreme Court of the United States. The Company has given us its certification that, if the Supreme Court affirms the Curtiss-Wright decision, the Company will amend the Plan to clarify the procedure for amending the Plan.
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November 22, 1994
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     Our opinion is limited solely to compliance with ERISA itself. We express no opinion with respect to any other federal, state, or local statute or law or any administrative regulation.

     We have not undertaken the review necessary to determine whether the Plan has been administered in a manner that is consistent with the Documents or ERISA. To that end, we express no opinion as to whether the Plan has been operated in a manner consistent with the requirements of the Documents, ERISA, or any other federal, state, or local statute or law or administrative regulation.

     Our opinion is based upon the provisions of ERISA as in effect on the date of this letter, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any documents or other matters upon which we have relied be changed.

     This opinion is furnished to and for the sole benefit of AMERCO for use in connection with the Registration Statement on Form S-3 as described herein and may not be made available to or relied upon by other persons or entities without our prior written consent.

                                          Very truly yours,

                                          SNELL & WILMER